Exhibit 10.82

AMENDMENT TO EXECUTIVE EMPLOYMENT  AGREEMENT

This Amendment (the “Amendment”) is made effective as of the 28th day of September, 2010, to the Executive Employment Agreement (the “Employment Agreement”) dated September 1, 2009, by and between ONE Bio, Corp. (“ONE Bio”), a Florida corporation, and and Michael Weingarten (“Executive”), (hereinafter referred to collectively as the “parties”).

WHEREAS, pursuant to the Employment Agreement among other things, ONE Bio granted to Executive options (the “Options”) to purchase shares of common stock of ONE Bio (adjusted to reflect the 1 for 5 reverse stock split effected November 16, 2009 and the 1 for 5 reverse stock split effected August 30, 2010) as follows:

Options	Vesting	Maturity	Exercise Price

20,000	Upon Reaching Milestone	3 years after earned	$15.00

40,000	Upon Reaching Milestone	3 years after earned	$15.00

40,000	Upon Reaching Milestone	3 years after earned	$15.00

WHEREAS, ONE Bio and the Executive mutually desire to hereby amend the Employment Agreement in order to cancel  all of the Options granted by ONE Bio to the Executive as set froth in Schedule A to the Employment Agreement.

NOW, THEREFORE, in consideration of the sum of $10.00 and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.            Amendment to Schedule A under Section 4 of the Employment Agreement

The Executive hereby agrees effective as of the date of this Agreement as follows:  (i) that all of the Options granted to Executive under the Employment Agreement are hereby deemed cancelled, terminated and surrendered in their entirety and that Schedule A to the Employment Agreement is hereby amended to delete the Options; and (ii) the Executive hereby waives any and all rights previously had or may have had regarding the exercise, vesting or acceleration of the Options and the shares of stock issuable under the Options as originally set forth in the Employment Agreement

2.            Reaffirmation of the Employment Agreement.  The remaining provisions of the Employment Agreement are hereby reaffirmed and shall remain in full force and effect.

3.            Entire Agreement.

This Amendment and the constitutes the entire agreement between the parties hereto with respect to the subject matter of this Amendment and any and all written or oral agreements heretofore existing between the parties hereto regarding the Options are expressly canceled.

4.            Severability

The invalidity or unenforceability of any particular provision of this Amendment shall not affect the other provisions hereof, all of which shall remain enforceable in accordance with their terms.  Should any of the obligations hereunder be found illegal or unenforceable as being too broad with respect to the duration, scope or subject matter thereof, such obligations shall be deemed and construed to be reduced to the maximum duration, scope or subject matter allowable by law.

5.            Governing Law

This Amendment shall be governed by and construed in accordance with the laws of the State of Florida as applied to contracts to be performed in  Florida.

6.            Modification

No modification of this Amendment shall be effective unless it is in writing and executed by the party or parties to be charged.

7.            Counterparts

This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument, notwithstanding that all parties are not signatory to the same counterpart.  The exchange of copies of this Amendment and of signature pages by electronic mail or facsimile transmission shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes.  Signatures of the parties transmitted by electronic mail or facsimile shall be deemed to be their original signatures for all purposes.

8.            Effective Date

This Amendment and the obligations and agreements of the parties shall be effective as of the day and year first above written.

IN WITNESS WHEREOF the parties have entered into this Amendment as of the date first and above written.

ONE BIO, CORP.

By:	s/ Marius Silvasan
Name: Marius Silvasan
Title: CEO

EXECUTIVE:

/s/ Cris Neely
Name: Cris Neely